                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            UNITED STATES CELLULAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

                                                               [LOGO]

                                                  April 23, 1998

Dear Shareholders:

    You are cordially invited to attend the Company's 1998 Annual Meeting on Wednesday, May 13, 1998, at 10:00 a.m., Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium. At the meeting, we will report on the plans and accomplishments of United States Cellular Corporation.

    The formal notice of the meeting, Proxy Statement and 1997 Annual Report are enclosed. At the 1998 Annual Meeting, shareholders are being asked to (i) elect two Class II Directors and one Class III Director, (ii) approve the Company's 1998 Long-Term Incentive Plan and (iii) ratify the selection of independent public accountants for the current fiscal year. The Board of Directors recommends a vote "FOR" the nominees and each of the proposals.

    The Board of Directors and members of our management team will be at the Annual Meeting to discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

    As previously reported, the Company received an offer from its parent company, Telephone and Data Systems, Inc. ("TDS"), to acquire all of the issued Common Shares of the Company not already owned by TDS in exchange for TDS tracking stock which would track the performance of the Company. As discussed in the accompanying Proxy Statement, this offer is being considered by an independent special committee of the Board of Directors. At this time, no agreement has been reached between the Company and TDS relating to the TDS offer and there can be no assurance that an agreement will be reached.

    If you have any questions prior to the Annual Meeting, please call the External Reporting Department at (773) 399-8900.

    We look forward with pleasure to visiting with you at the Annual Meeting.

                            With very best regards,

         [SIGNATURE]               [SIGNATURE]
LeRoy T. Carlson, Jr.              H. Donald Nelson
Chairman                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

To the Shareholders of

                       UNITED STATES CELLULAR CORPORATION

    The 1998 Annual Meeting of the Shareholders of United States Cellular Corporation, a Delaware corporation (the "Company" or "USM"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium, on Wednesday, May 13, 1998, at 10:00 a.m., Chicago time, for the following purposes:

    1.  to elect two Class II directors and one Class III director;

    2.  to consider and approve the Company's 1998 Long-Term Incentive Program;

    3. to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year; and

    4. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    This Notice of Annual Meeting of Shareholders and Proxy Statement is first being sent to shareholders on or about April 23, 1998.

    The Board of Directors has fixed the close of business on March 27, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. If you do not expect to be present, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

    On March 27, 1998, the Company had outstanding 54,265,411 Common Shares, par value $1.00 per share (excluding 426 shares held by the Company), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of March 27, 1998, there were no outstanding shares of Preferred Stock, par value $1.00 per share, of the Company. Each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the Annual Meeting. The holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote at the Annual Meeting. Accordingly, the voting power of the Series A Common Shares was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 384,324,181 at March 27, 1998. Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), is the sole holder of Series A Common Shares. The holder of Series A Common Shares will elect one Class II director at the Annual Meeting. Proxies are being requested from the holders of Common Shares in connection with election of one Class II director, one Class III director, the approval of the 1998 Long-Term Incentive Program and the ratification of the selection of Arthur Andersen LLP.

                               VOTING INFORMATION

    The holder of Series A Common Shares may, with respect to the election of the Class II director to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominee. Holders of Common Shares may, with respect to the election of the Class II director and the Class III director to be elected by the holders of Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. A shareholder may, with respect to the proposal to approve the 1998 Long-Term Incentive Program, (i) vote FOR approval, (ii) vote AGAINST approval, or (iii) ABSTAIN from voting on the proposal. A shareholder may, with respect to the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998, (i) vote FOR ratification,
(ii) vote AGAINST ratification, or (iii) ABSTAIN from voting on the proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1998 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by the holder of Series A Common Shares will be voted FOR the election of the named director nominee to serve as a Class II director, a proxy by a holder of Common Shares will be voted FOR the election of the named director nominees to serve as a Class II director and a Class III director, and a proxy by any shareholder will be voted FOR the proposals to approve the 1998 Long-Term Incentive Program and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. The holders of a majority of the votes of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, except that, in the case of matters such as the election of directors, where a separate vote by a class or classes is required, the holders of a majority of the votes of the stock of such class or classes, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

    The election of the Class II directors and the Class III director to be elected requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, each person receiving the greatest number of votes by the holders of shares entitled to vote with respect to the election of such Class II director and Class III director will be elected to serve as a Class II director and a Class III director. Because the election of each Class II director and Class III director requires only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of the Class II directors and the Class III director will not affect the outcome of the election of the Class II directors or the Class III director.

    If a quorum is present at the Annual Meeting, the proposal to approve the 1998 Long-Term Incentive Plan requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998 requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

                              RECENT DEVELOPMENTS

    On December 17, 1997, the Company received an offer from TDS to acquire all of the issued Common Shares of the Company which TDS does not own pursuant to a merger (the "USM Merger"), in exchange for a TDS tracking stock which tracks the performance of the Company. The Company's Board of Directors appointed Mr. Paul-Henri Denuit, an independent director of the Company, to a special committee (the "Special Committee") of the Board to consider this offer. The Special Committee retained the firm of Lazard Freres & Co. LLC as financial advisor and Squire, Sanders & Dempsey L.L.P. as legal advisor to the Special Committee. The Special Committee and its representatives have been conducting a due diligence review and have met with representatives of TDS relating to the TDS offer. The review by the Special Committee and the its representatives is continuing. However, the Special Committee has expressed significant reservations about the TDS offer. At this time, there is no agreement between the Company and TDS relating to the TDS offer and there can be no assurance that an agreement will be reached or that, if an agreement is reached, it will be on the terms proposed by TDS.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. Every year, one of the classes is elected to serve for three years. At the Annual Meeting, two Class II directors will be elected for terms of three years, or until their successors are elected and qualified. In addition, due to the resignation of Allan Z. Loren as a Class III director, one Class III director is being elected to serve until the 1999 annual meeting to fill the vacancy created by Mr. Loren's resignation. The nominees for election as Class II directors and as a Class III director are identified in the tables below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

             CLASS II DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 2001

    The following persons, if elected at the 1998 Annual Meeting of Shareholders, will serve as Class II directors for a period of three years, or until their successors are elected and qualified.

              NOMINEE FOR ELECTION BY THE HOLDERS OF COMMON SHARES

                                               POSITION WITH THE COMPANY              SERVED AS
             NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------  ---  ---------------------------------------------  --------------
Paul-Henri Denuit.............   63  Director of the Company and Chief Executive         1988
                                      Officer and Managing Director of S.A.
                                      Coditel

    Paul-Henri Denuit has served as Chief Executive Officer and Managing Director of S.A. Coditel for more than five years. S.A. Coditel is a beneficial holder of 2,279,583 Common Shares of the Company. Mr. Denuit disclaims beneficial ownership of such shares. Mr. Denuit was previously elected as a director of the Company pursuant to the terms of a Common Stock Purchase Agreement dated April 24, 1987, between the Company and S.A. Coditel.

    Mr. Denuit is currently a Class II director who was previously elected by the holders of Common Shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEE BY THE HOLDERS OF COMMON SHARES.

          NOMINEE FOR ELECTION BY THE HOLDER OF SERIES A COMMON SHARES

                                               POSITION WITH THE COMPANY              SERVED AS
             NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------  ---  ---------------------------------------------  --------------
Murray L. Swanson.............   56  Director of the Company and Executive Vice          1987
                                      President-Finance of TDS

    Murray L. Swanson has been Executive Vice President-Finance and chief financial officer of TDS for more than five years. Mr. Swanson also serves on the Board of Directors of TDS, Aerial Communications, Inc. [NASDAQ: "AERL"], a subsidiary of TDS which is developing broadband personal communications services, and TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of TDS which operates local telephone companies.

    Mr. Swanson is currently a Class II director who was previously elected by the holder of Series A Common Shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEE BY THE HOLDER OF SERIES A COMMON SHARES.

             CLASS III DIRECTOR--TERMS SCHEDULED TO EXPIRE IN 1999

    Mr. Allan Z. Loren, who was elected as a Class III director by the holders of Common Shares for a term of three years at the 1996 Annual Meeting of Shareholders, resigned as a director in October, 1997. Mr. Loren resigned due to time constraints between his duties as a USM director and his responsibilities as Executive Vice President and Chief Information Officer of American Express Company. The Board of Directors has nominated the following person for election as a Class III director by the holders of Common Shares at the 1998 Annual Meeting of Shareholders, to fill the vacancy on the Board of Directors resulting from the resignation of Mr. Loren. If elected, the following person will serve as a Class III director for a term expiring at the 1999 Annual Meeting of Shareholders, or until his successor is elected and qualified.

                                               POSITION WITH THE COMPANY              SERVED AS
             NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------  ---  ---------------------------------------------  --------------
J. Samuel Crowley.............   47  Executive Vice President of Operations of           N/A
                                      CompUSA, Inc.

    Mr. J. Samuel Crowley has been Executive Vice President of Operations of CompUSA, Inc., a national retailer and reseller of personal computers and related products and services, since 1995. Prior to that time, Mr. Crowley was Vice President of Operations between 1993 and 1995, and was Regional Manager between 1989 and 1993, of CompUSA. Before joining CompUSA, Mr. Crowley was employed by the Federated Group, a California-based chain of consumer electronic stores, for eight years in various management positions, including Vice President/General Manager.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEE BY THE HOLDERS OF COMMON SHARES.

             CLASS III DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 1999

    The following persons were elected at the Annual Meeting of Shareholders on May 15, 1996, to serve as Class III directors for a period of three years, or until their successors are elected and qualified:

                                               POSITION WITH THE COMPANY              SERVED AS
             NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------  ---  ---------------------------------------------  --------------
LeRoy T. Carlson, Jr..........   51  Chairman and Director of the Company and            1984
                                      President and Chief Executive Officer of TDS

Walter C. D. Carlson..........   44  Director of the Company and Partner, Sidley &       1989
                                      Austin, Chicago, Illinois

    LeRoy T. Carlson, Jr., has been the Chairman of the Company, and the President and Chief Executive Officer of TDS, for more than five years. Mr. Carlson also serves on the Board of Directors of TDS. He is also a director and Chairman of each of AERL and TDS Telecom. He is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

    Walter C.D. Carlson has been a partner of the law firm of Sidley & Austin for more than five years. He also serves on the Board of Directors of TDS and AERL. He is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

    LeRoy T. Carlson, Jr., and Walter C.D. Carlson were elected by TDS as the sole holder of Series A Common Shares.

    The law firm of Sidley & Austin provided legal services to the Company and TDS in 1997.

              CLASS I DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 2000

    The following persons were elected at the Annual Meeting of Shareholders on May 14, 1997, to serve as Class I directors for a period of three years, or until their successors are elected and qualified.

                                               POSITION WITH THE COMPANY              SERVED AS
             NAME               AGE            AND PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------  ---  ---------------------------------------------  --------------
H. Donald Nelson..............   64  President (chief executive officer) and             1984
                                      Director of the Company

LeRoy T. Carlson..............   81  Director of the Company and Chairman of TDS         1987

    H. Donald Nelson has been the President (chief executive officer) of the Company for more than five years.

    LeRoy T. Carlson has been the Chairman of TDS for more than five years and is a member of its Board of Directors. He is also a director of TDS and AERL. He is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

    Mr. Nelson and Mr. Carlson were elected by TDS as the sole holder of Series A Common Shares.

                            COMMITTEES AND MEETINGS

    The Board of Directors of the Company held nine meetings during 1997. All of the directors attended at least 75% of the meetings of the Board of Directors held in 1997, except Allan Z. Loren who attended 50% of the meetings held prior to his resignation as a director in October 1997.

    The Board of Directors does not presently have a formal nominating committee.

    The Audit Committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal auditing staff and independent public accountants. The Audit Committee is currently composed of Messrs. Walter C.D. Carlson (chairman) and Paul-Henri Denuit. Mr. Allan Z. Loren served on the Audit Committee prior to his resignation in October, 1997. It is expected that Mr. J. Samuel Crowley will be appointed to the Audit Committee following the 1998 Annual Meeting. The Audit Committee held three meetings in 1997. Messrs. Carlson and Denuit attended all of the meetings held in 1997. Mr. Loren did not attend any of the meetings held in 1997, two of which were held prior to his resignation.

    The Stock Option Compensation Committee of the Board of Directors currently consists of Paul-Henri Denuit. Mr. Allan Z. Loren served on the Stock Option Compensation Committee prior to his resignation in October 1997. It is expected that Mr. J. Samuel Crowley will be appointed to the Stock Option Committee following the 1998 Annual Meeting. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation for executive officers and to consider and recommend new long-term compensation plans or changes to long-term compensation plans to the Board of Directors. The Stock Option Compensation Committee held two meetings in 1997, which were both attended by Messrs. Denuit and Loren as members of such committee.

    In 1997, the Board of Directors established a Special Committee consisting of Mr. Paul-Henri Denuit to consider a proposal by TDS to acquire all of the Common Shares of USM which it does not own in exchange for TDS tracking stock which tracks the performance of the Company.

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying other executive officers of the Company who are not identified in the tables regarding the election of directors of the Company.

                    NAME                           AGE                            POSITION WITH COMPANY
---------------------------------------------      ---      ------------------------------------------------------------------
Joyce V. Gab Kneeland........................          40   Senior Vice President-Operations
Richard W. Goehring..........................          48   Senior Vice President-Engineering
Kenneth R. Meyers............................          44   Senior Vice President-Finance (chief financial officer) and
                                                              Treasurer
Douglas S. Arnold............................          43   Vice President-Human Resources
Linda L. Baker...............................          37   Vice President-Customer Service
Stephen D. Clark.............................          40   Vice President-Network Operations
David M. Friedman............................          51   Vice President-Marketing
Stephen J. McNulty...........................          44   Vice President-Central/West Operations
Michael A. Mutz..............................          46   Vice President-Eastern Operations
James D. West................................          45   Vice President-Information Services
Phillip A. Lorenzini.........................          46   Controller (principal accounting officer)
Stephen P. Fitzell...........................          44   Secretary

    Joyce V. Gab Kneeland was appointed Senior Vice President-Operations of the Company in January 1997. Prior to that, she was Vice President-Operations since January 1994. Prior to that time, she was the Vice President-Customer Service and Administration of the Company for more than five years.

    Richard W. Goehring was appointed Senior Vice President-Engineering of the Company in January 1997. Prior to that, he was Vice President-Engineering of the Company for more than five years.

    Kenneth R. Meyers was appointed Senior Vice President-Finance (chief financial officer) and Treasurer of the Company in January 1997. Prior to that, he was the Vice President-Finance (chief financial officer) and Treasurer of the Company for more than five years.

    Douglas S. Arnold joined the Company and was appointed its Vice President-Human Resources in 1995. Prior to that time, he was Vice President of Employee Relations of Pizza Hut International since 1992. Between 1980 and 1992, Mr. Arnold was employed at Frito-Lay, Inc. in various capacities, most recently as Human Resource Director.

    Linda L. Baker joined the Company and was appointed its Vice
President-Customer Service in June 1997. Prior to that time, she was Vice President-Sales & Service of Allegiance Healthcare, Inc. between 1995 and 1997. Between 1990 and 1995, Ms. Baker was employed at Motorola, Inc. as Manager-Worldwide Telemarketing between 1993 and 1995, and as Manager-Cellular Information Center between 1990 and 1993.

    Stephen D. Clark was appointed Vice President-Network Operations of the Company in March 1998. Prior to that time, he was Director of Network Services with responsibilities for the Company's Network Operations Centers since 1995. Between 1989 and 1995, Mr. Clark was employed at American Airlines, as Manager of Network Operations overseeing the operation and management of the SABRE network.

    David M. Friedman joined the Company in 1995 and was appointed its Vice President-Marketing in 1996. Prior to that time, he was Vice President of Product Marketing and Customer Support for Covia Technologies, a start up software company, between 1994 and 1995. Before that, between 1993 and 1994 he was President and founder of Performance Marketing Group, a consulting firm, and between 1990 and 1992 was Vice President and General Manager of Ameritech Services, a provider of telecommunications services.

    Stephen J. McNulty joined the Company and was appointed its Vice President-Central/West Operations in June 1997. Prior to that time, he was employed at Alltel Communications between 1996 and 1997 as Vice President of Corporate Marketing. From 1992 to 1996 Mr. McNulty held the position of Vice President-Marketing of Alltel Mobile Communications.

    Michael A. Mutz joined the Company and was appointed its Vice
President-Eastern Operations in 1995. Prior to that time, he was employed at AT&T Corp. in various capacities since 1983, most recently as General

Manager of Direct Marketing Services for the Global Business Communications Systems Division and prior thereto as General Manager for the General Business Systems Division.

    James D. West has been Vice President-Information Services of the Company since 1992. Prior to that time he was employed at Andersen Consulting for over five years in various capacities, most recently as an associate partner.

    Phillip A. Lorenzini has been the Company's principal accounting officer since 1993. He has been the Controller of the Company for more than five years.

    Stephen P. Fitzell has been the Secretary of the Company and a partner of the law firm of Sidley & Austin for more than five years.

    All of the Company's executive officers devote all of their time to the affairs of the Company, except for LeRoy T. Carlson, Jr. and Stephen P. Fitzell. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, devotes a portion of his time in that capacity to the affairs of the Company. Stephen P. Fitzell is a practicing attorney.

                                   PROPOSAL 2
                        1998 LONG-TERM INCENTIVE PROGRAM

    The United States Cellular Corporation 1994 Long-Term Incentive Plan (the "Plan") became effective on November 9, 1994. The shareholders of the Company approved such plan at the 1995 annual meeting. Initially, 750,000 shares of the Company's Common Stock were reserved for issuance under the Plan. The Company has granted options with respect to 554,283 Common Shares and, accordingly, 195,717 Common Shares remain available for issuance under the Plan as of December 31, 1997. The Board of Directors has determined that it would be desirable to increase the number of shares available for issuance under the Plan to increase the Company's flexibility in granting options and other awards when circumstances warrant, and to make certain other changes to the Plan. In connection therewith, the Board of Directors has approved an amendment and restatement of the Plan as of May 14, 1997 to change the name of the Plan to the United States Cellular Corporation 1998 Long-Term Incentive Program, to increase the number of shares which may be issued under such plan from 750,000 shares to 1,650,000 shares and to make certain changes to the Plan (the Plan, as amended and restated, is hereinafter referred to as the "Program"). Accordingly, the Program is being submitted for approval of the shareholders at the 1998 Annual Meeting. The following is a description of the Program.

DESCRIPTION OF THE PROGRAM

    GENERAL. Under the Program, the Company may grant incentive stock options ("ISOs") and nonqualified options, stock appreciation rights ("SARs"), stock awards which may be subject to a restriction period or specified performance measures or both, performance awards and Company match awards for deferred bonus payments, as described below. A total of 1,650,000 Common Shares have been reserved for issuance under the Program, subject to adjustment in the event of a stock split, stock dividend or other changes in capital structure. No grants may be made under the Program after ten years after its effective date.

    The purposes of the Program are (i) to align the interests of the shareholders of the Company and the key executive and management employees of the Company and certain subsidiaries by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining key executive and management employees of the Company and such subsidiaries, and (iii) to motivate such employees to act in the long-term best interests of the Company's shareholders.

    The Board may amend the Program as it deems advisable, subject to any requirement of shareholder approval under applicable law, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), except that, subject to adjustment for certain changes in the capital structure of the Company, no amendment may be made without shareholder approval if such amendment
(a) would increase the maximum number of Common Shares available for issuance under the Program or (b) would reduce the minimum purchase price in the case of an option, and no amendment may extend the term of the Program or effect any change inconsistent with Section 422 of the Code with respect to any ISO granted under the Program. The Program will terminate on November 9, 2004, unless terminated earlier by the Board.

    ADMINISTRATION. The Program will be administered by a Committee (the "Committee") designated by the Board of Directors of the Company, consisting of one or more members of the Board, each of whom are "outside directors" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will select those eligible persons for participation in the Program as the Committee determines and will determine the form and timing of each award and, if applicable, the number of Common Shares subject to each option or SAR, the exercise price, the time and conditions of exercise of the award and all other terms and conditions of the award, including, without limitation, the form of the agreement evidencing the award, except that the Committee may not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 50,000 Common Shares (as may be adjusted pursuant to the Program due to changes in the capital structure of the Company). The Committee may establish performance measures that must be attained to receive payment in cash or Common Shares of a specified amount. Participants in the Program may consist of such key executive and management employees of the Company as the Committee may select from time to time.

    The Committee may delegate some or all of its power and authority under the Program to the Chairman or other executive officer of the Company as it deems appropriate; provided, however, that such Committee may not delegate its power and authority regarding (A) the selection for participation in the Program of
(i) the Chief Executive Officer of the Company (or any employee who is acting in such capacity), one of the four highest compensated officers of the Company (other than the Chief Executive Officer), or any other person deemed to be a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period the award to be granted to such employee may result in taxable income to the employee, or (ii) an officer or other person subject to section 16 of the Exchange Act, or (B) decisions concerning the timing, pricing or number of shares subject to an award granted to such an employee, officer or other person who is, or who in the Committee's judgment is likely to be, a covered employee.

    EMPLOYEE STOCK OPTIONS. The Program provides for the grant of ISOs and nonqualified options, and that the Committee will determine the exercise period and the purchase price of Common Shares at the time of grant, provided that the purchase price per Common Share subject to either an ISO or a nonqualified option is not less than 100% of the fair market value of such Common Share on the date of grant. The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by the optionee in any calendar year (under the Program and any other incentive stock option plan of the Company) may not exceed $100,000. ISOs granted under the Program may not be exercised after ten years from the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price of any ISOs granted under the Program may not be less than 110% of the fair market value of the Common Shares on the date of grant, and the exercise period may not exceed five years from the date of grant. The Board may determine that all stock options will become immediately exercisable upon certain changes of control of the Company.

    STOCK APPRECIATION RIGHTS. The Program provides for the grant of SARs. The number of Common Shares subject to an SAR, the period for the exercise of an SAR, the base price of an SAR, whether the SAR shall be freestanding or granted in tandem or by reference to an option and any performance measures applicable to an SAR will be determined by the Committee, provided that the base price per Common Share subject to an SAR shall not be less than 100% of the fair market value of a Common Share on the date of grant. The Board may determine that all SARs will become immediately exercisable upon certain changes of control of the Company.

    RESTRICTED STOCK AWARDS. The Program provides for the grant of stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be subject to specified performance measures for the applicable restriction period. The terms of restricted stock, the restriction period and any performance measures will be determined by the Committee. Shares of restricted stock will be subject to forfeiture if the holder does not remain continuously in the employment of the Company or any affiliate during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period. The Board may determine that all restriction periods applicable to restricted stock awards will lapse and any performance measures will be deemed satisfied at the maximum level upon certain changes of control of the Company.

    PERFORMANCE AWARDS. The Program provides for the grant of performance awards. Each performance award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash or Common Shares, as specified by the agreement evidencing the award. The number of Common Shares subject to a performance award, the applicable performance measures and performance period, and the terms of a performance share award will be determined by the Committee. If the specified performance measures are not attained during the applicable performance period, then the award recipient forfeits all rights to receive cash or Common Shares subject to the performance share award. The Board may determine that all performance periods applicable to performance share awards will lapse and any performance measures will be deemed satisfied at the maximum level upon certain changes of control of the Company.

    COMPANY MATCH AWARDS. The Program permits an employee selected by the Committee to elect to defer all or a portion of his annual bonus to a deferred compensation account under the Program. If a selected employee elects to defer all or a portion of his annual bonus under the Program, a Company match award will be allocated to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. An employee will be fully vested in the deferred bonus amounts credited to his deferred compensation account. One-third of the Company match award credited to the employee's deferred compensation account shall become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of the Company or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. Amounts credited to an employee's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account. An employee will receive an amount equal to his vested deferred compensation account balance on the earlier of the date specified by the employee or when he terminates employment with the Company and all of its affiliates, such amounts are credited to the deferred compensation account. The Board may determine that all Company match awards will become fully vested upon certain changes of control of the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the U.S. federal income tax consequences of awards made under the Program.

    STOCK OPTIONS. An award recipient will not recognize any income upon the grant of a stock option. An award recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies. An award recipient will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year periods, then in the year of such disposition the award recipient generally will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and
(ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

    SARS. An award recipient will not recognize any taxable income upon the grant of an SAR. An award recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of an SAR equal to the fair market value of any unrestricted Common Shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies. If restricted stock is delivered upon exercise of an SAR, the tax consequences associated with such restricted stock shall be determined in accordance with the section below titled "Restricted Stock".

    RESTRICTED STOCK. An award recipient will not recognize taxable income at the time of an award of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the award recipient makes an election to be taxed at the time restricted stock is granted. If such election is made, the award recipient will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the award recipient will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the award recipient, except to the extent the limit of Section 162(m) of the Code applies. In addition, an award recipient receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

    PERFORMANCE AWARDS. An award recipient will not recognize taxable income upon the grant of performance awards and the Company will not be entitled to a tax deduction at such time. Upon the settlement of a performance award in the form of unrestricted Common Shares or cash or a combination of both, the award recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies. Upon the settlement of performance shares in the form of restricted stock, the tax consequences associated with such restricted stock shall be determined in accordance with the immediately preceding section titled "RESTRICTED STOCK."

    DEFERRAL OF ANNUAL BONUS AMOUNT AND COMPANY MATCH AWARD. An award recipient will not recognize taxable income (i) on any annual bonus amount which he elects not to receive currently by deferring such amount into a deferred compensation account or (ii) upon the grant of an Company match award, and the Company will not be entitled to a tax deduction at such time. At the time the award recipient receives a distribution from his deferred compensation account, the award recipient will recognize the distributed amount as compensation taxable as ordinary income (and subject to income tax withholding), and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

    The following table specifies the number of Common Shares which are subject to options granted to the named executive or group as of December 31, 1997.

                                PROGRAM BENEFITS
                        1998 LONG-TERM INCENTIVE PROGRAM

                                                                     NUMBER OF COMMON
                                                                    SHARES SUBJECT TO         COMPANY MATCH
                             NAME                                       OPTIONS(1)          AWARD FOR 1997(2)
--------------------------------------------------------------  --------------------------  -----------------
H. Donald Nelson..............................................              70,474             $     4,237
Joyce V. Gab Kneeland.........................................              27,783                      --
Richard W. Goehring...........................................              39,134                      --
Kenneth R. Meyers.............................................              31,611                      --
LeRoy T. Carlson, Jr..........................................                  --                      --
Other Executives..............................................             113,686             $     9,888
                                                                          --------                --------
Executive Group...............................................             282,688             $    14,125
Non-Executive Director Group..................................                  --                      --
Non-Executive Employee Group..................................             271,595                      --
                                                                          --------                --------
  TOTAL.......................................................             554,283             $    14,125
                                                                          --------                --------
                                                                          --------                --------

----------
(1) Since the option exercise price of for all awards is equal to the fair market value of the Common Shares on the grant date, no value was assigned to the options for purposes of the above table.

(2) Represents the dollar value of the Company Match Award for 1997, which is represented by phantom Common Shares of the Company.

    This description of the 1998 Long-Term Incentive Program is a summary only and is qualified by the terms of the 1998 Long-Term Incentive Program itself, a copy of which is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 LONG-TERM INCENTIVE PROGRAM.

                                   PROPOSAL 3
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    The directors anticipate continuing the services of Arthur Andersen LLP as independent public accountants for the current fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to appropriate questions raised by shareholders at the Annual Meeting or submitted in writing prior thereto.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, as a matter of good corporate practice, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the voting power of all classes of capital stock present in person or represented by proxy and entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1998, subject to the obligations of the Company under the Intercompany Agreement to engage the same firm of independent public accountants selected by TDS. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation--Intercompany Agreement--Accountants and Legal Counsel."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table sets forth compensation information for the President and Chief Executive Officer of the Company and the four most highly compensated executive officers other than the President and Chief Executive Officer for services rendered during the years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                      ANNUAL COMPENSATION(2)           COMPENSATION AWARDS
                                                                              --------------------------------------
                                                      ----------------------    RESTRICTED     SECURITIES UNDERLYING
     NAME AND PRINCIPAL POSITION(1)          YEAR     SALARY(3)    BONUS(4)   STOCK AWARDS(5)     OPTIONS/SARS(6)
-----------------------------------------  ---------  ----------  ----------  ---------------  ---------------------
H. Donald Nelson.........................       1997  $  337,709  $   67,800    $   254,837             25,178
President (chief executive officer)             1996     306,672     145,000             --              8,560
                                                1995     274,712     140,180             --              9,736

Joyce V. Gab Kneeland....................       1997  $  201,708  $   61,275    $   162,900             12,346
Senior Vice President--Operations               1996     171,333      58,500             --              3,346
                                                1995     156,417      55,100             --              3,691

Richard W. Goehring......................       1997  $  244,708  $   85,425    $   162,900             13,990
Senior Vice President--Engineering              1996     225,167      74,340             --              5,144
                                                1995     201,917      75,600             --              5,850

Kenneth R. Meyers........................       1997  $  208,084  $   68,200    $   162,900             13,004
Senior Vice President--Finance                  1996     188,250      64,350             --              3,889
(chief financial officer) and Treasurer         1995     172,500      64,800             --              4,418

LeRoy T. Carlson, Jr.....................       1997  $  210,431  $   42,903            N/A                N/A
Chairman--See Footnote(1)                       1996     180,400     122,500            N/A                N/A
                                                1995     116,064      41,664            N/A                N/A


                                              ALL OTHER
     NAME AND PRINCIPAL POSITION(1)        COMPENSATION(7)
-----------------------------------------  ----------------
H. Donald Nelson.........................     $   34,468
President (chief executive officer)               26,748
                                                  31,803
Joyce V. Gab Kneeland....................     $   17,028
Senior Vice President--Operations                 14,927
                                                  13,286
Richard W. Goehring......................     $   16,935
Senior Vice President--Engineering                19,844
                                                  17,642
Kenneth R. Meyers........................     $   17,721
Senior Vice President--Finance                    16,606
(chief financial officer) and Treasurer           14,954
LeRoy T. Carlson, Jr.....................            N/A
Chairman--See Footnote(1)                            N/A
                                                     N/A

------------
(1) Includes the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. Mr. LeRoy T. Carlson, Jr., Chairman of the Company, receives no compensation directly from the Company. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including USM. A portion of Mr. Carlson's salary and bonus paid by TDS is charged to the Company by TDS pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Accordingly, pursuant to the requirements of the Securities and Exchange Commission, such amounts charged to USM by TDS are reported in the above table in addition to the information presented for the other named executive officers. The final amount of Mr. Carlson's 1997 bonus has not yet been determined. The amount included above is based on advance payment made to Mr. Carlson. Mr. Carlson does not receive any long-term compensation awards or any other compensation from the Company. Mr. Carlson receives long-term and other compensation from TDS, but this is not charged to USM.

(2) Does not include the discount amount of any employee stock purchase plan since such plans are generally available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(3) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(4) Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year identified. The final bonus for 1997 for H. Donald Nelson has not yet been determined. The dollar amount in 1997 for H. Donald Nelson represents an advance payment which was authorized by the Chairman. See "Executive Officer Compensation Report."

(5) In 1996, the Board of Directors approved the 1996 Senior Executive Stock Bonus and Restricted Stock Award Plan ("1996 Award Plan"). This plan was adopted in order to award the senior executive team for attaining one million customers and to further focus the team on achieving the Company's growth objectives and retaining the services of such team members through the achievement of two million customers. Pursuant to such plan, on February 10, 1997, the Stock Option Compensation Committee made awards of bonus stock and restricted stock to the persons named in the Summary Compensation Table, as detailed below.

    In addition, in 1997, the Board of Directors approved the Special Retention Restricted Stock Award Plan (the "Special Award Plan") and made awards of restricted stock to the persons named in the Summary Compensation Table, as detailed below.

                           H. DONALD NELSON   JOYCE V. GAB KNEELAND   RICHARD W. GOEHRING   KENNETH R. MEYERS
                           ----------------   ---------------------   -------------------   -----------------
1996 Award Plan:
  Bonus Stock which vests
    immediately (20%)....          340                   240                    240                  240
  Restricted Stock which
    vests when USM
    achieves the 1.5
    million customer
    level (40%)..........          680                   480                    480                  480
  Restricted Stock which
    vests when USM
    achieves the 2.0
    million customer
    level (40%)..........          680                   480                    480                  480
                           ----------------       ----------             ----------         -----------------
    Total................        1,700                 1,200                  1,200                1,200
                           ----------------       ----------             ----------         -----------------
                           ----------------       ----------             ----------         -----------------
    Dollar Value.........      $44,837               $31,650                $31,650              $31,650
                           ----------------       ----------             ----------         -----------------
                           ----------------       ----------             ----------         -----------------

Special Award Plan:
  Vests 1/15/99..........        4,000                 2,500                  2,500                2,500
  Vests 1/15/00..........        4,000                 2,500                  2,500                2,500
                           ----------------       ----------             ----------         -----------------
    Total................        8,000                 5,000                  5,000                5,000
                           ----------------       ----------             ----------         -----------------
    Dollar Value.........      $210,000              $131,250               $131,250             $131,250
                           ----------------       ----------             ----------         -----------------
                           ----------------       ----------             ----------         -----------------

Total Dollar Value for
 1996 Award Plan and
 Special Award Plan......      $254,837              $162,900               $162,900             $162,900
                           ----------------       ----------             ----------         -----------------
                           ----------------       ----------             ----------         -----------------

 The Dollar Value of the above awards is calculated using the closing price of the USM Common Shares on the award date.

(6) Represents the number of shares of common stock of the Company subject to stock options ("Options") awarded during the fiscal year identified. No stock appreciation rights ("SARs") were awarded, either on a stand-alone basis or in tandem with Options, during any of the identified fiscal years.

(7) Includes contributions for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP"), the Wireless Companies' Pension Plan ("Pension Plan") and the TDS Supplemental Executive Retirement Plan ("SERP"), and the taxable dollar value of any insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 1997:

                           H. DONALD NELSON   JOYCE V. GAB KNEELAND   RICHARD W. GOEHRING   KENNETH R. MEYERS
                           ----------------   ---------------------   -------------------   -----------------
TDSP.....................      $ 3,166               $ 3,166                $ 3,166              $ 3,166
Pension Plan.............        7,638                 7,638                  7,638                7,638
SERP.....................       19,852                 5,990                  5,456                6,596
Life Insurance...........        3,812                   234                    675                  321
                              --------              --------               --------             --------
    Total................      $34,468               $17,028                $16,935              $17,721
                              --------              --------               --------             --------
                              --------              --------               --------             --------

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding Options and/or SARs.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1997

                                                                                                         POTENTIAL
                                                                                                      REALIZABLE VALUE
                                                                                                         AT ASSUMED
                                                                                                        ANNUAL RATES
                                                                                                       OF STOCK PRICE
                                      NUMBER OF      % OF TOTAL                                         APPRECIATION
                                      SECURITIES      OPTIONS/                                           FOR OPTION
                                      UNDERLYING        SARS                                              TERMS(5)
                                     OPTIONS/SARS    GRANTED TO    EXERCISE    MARKET    EXPIRATION   ----------------
              NAME(1)                 GRANTED(2)    EMPLOYEES(3)    PRICE     PRICE(4)      DATE        5%      10%
-----------------------------------  ------------   ------------   --------   --------   ----------   ------  --------

H. Donald Nelson
  1996 Performance Options(6)......     8,178                       $ 24.48    $ 24.48      5/01/07   $125,903 $319,063
  1997 Automatic Options(7)........    17,000                       $ 25.25    $ 25.25      5/14/07   269,953  684,114
                                     ------------                                                     ------  --------
    Total..........................    25,178         13.8  %                                         $395,856 $1,003,177
                                     ------------                                                     ------  --------
                                     ------------                                                     ------  --------

Joyce V. Gab Kneeland
  1996 Performance Options(6)......     2,746                       $ 24.48    $ 24.48      5/01/07   $42,276 $107,135
  1997 Automatic Options(7)........     9,600                       $ 25.25    $ 25.25      5/14/07   152,444  386,323
                                     ------------                                                     ------  --------
    Total..........................    12,346         6.8   %                                         $194,720 $493,458
                                     ------------                                                     ------  --------
                                     ------------                                                     ------  --------

Richard W. Goehring
  1996 Performance Options(6)......     4,390                       $ 24.48    $ 24.48      5/01/07   $67,586 $171,275
  1997 Automatic Options(7)........     9,600                       $ 25.25    $ 25.25      5/14/07   152,444  386,323
                                     ------------                                                     ------  --------
    Total..........................    13,990         7.7   %                                         $220,030 $557,598
                                     ------------                                                     ------  --------
                                     ------------                                                     ------  --------

Kenneth R. Meyers
  1996 Performance Options(6)......     3,404                       $ 24.48    $ 24.48      5/01/07   $52,406 $132,806
  1997 Automatic Options(7)........     9,600                       $ 25.25    $ 25.25      5/14/07   152,444  386,323
                                     ------------                                                     ------  --------
    Total..........................    13,004         7.2   %                                         $204,850 $519,129
                                     ------------                                                     ------  --------
                                     ------------                                                     ------  --------

------------
(1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from USM. Mr. Carlson receives long-term compensation from TDS, but this is not charged to USM by TDS.

(2) Represents number of USM shares underlying Options/SARs which were awarded for the named executive during the fiscal year.

(3) Represents the percent of total USM shares underlying Options/SARs awarded to employees during the fiscal year.

(4) Represents the fair market value of the Common Shares as of the award date.

(5) Represents the potential realizable value of each grant of Options, assuming that the market price of Common Shares appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

(6) On May 1, 1997 each of the named executive officers was granted options (the "Performance Options") to purchase Common Shares based on the achievement of certain levels of corporate and individual performance in 1997 as contemplated by the 1994 Long-Term Incentive Plan. The purchase price per Common Share subject to the Performance Options is the average of the closing price of the Common Shares on the American Stock Exchange for the 20 trading days ended on the trading day immediately preceding April 30, 1997. The Performance Options became exercisable on December 15, 1997.

(7) Such options were granted on May 14, 1997, and become exercisable with respect to 20% of the shares underlying the Options on March 31 of each year beginning in 1998 and ending in 2002.

                  AGGREGATED OPTION/SAR EXERCISES IN 1997 AND
                 AGGREGATED DECEMBER 31, 1997 OPTION/SAR VALUE

                                                                            1997
                                                                  -------------------------
                                                                    SHARES
                                                                  ACQUIRED ON      VALUE
              NAME(1)                                             EXERCISE(2)   REALIZED(3)
-----------------------------------                               -----------   -----------
H. Donald Nelson...................  1997 Automatic Options(6)
                                     1996 Performance Options(7)
                                     1995 Performance Options(8)
                                     1994 Performance Options(9)
                                     1994 Automatic Options(10)
                                     1991 Options(11)               10,238       $146,711
                                     SARs(12)
                                     Total

Joyce V. Gab Kneeland..............  1997 Automatic Options(6)
                                     1996 Performance Options(7)
                                     1995 Performance Options(8)
                                     1994 Performance Options(9)
                                     1994 Automatic Options(10)
                                     1991 Options(11)                1,800       $ 20,394
                                     SARs(12)                        2,200         26,730
                                     Total

Richard W. Goehring................  1997 Automatic Options(6)
                                     1996 Performance Options(7)
                                     1995 Performance Options(8)
                                     1994 Performance Options(9)
                                     1994 Automatic Options(10)
                                     1991 Options(11)               10,238       $113,437
                                     SARs(12)
                                     Total

Kenneth R. Meyers..................  1997 Automatic Options(6)
                                     1996 Performance Options(7)
                                     1995 Performance Options(8)
                                     1994 Performance Options(9)
                                     1994 Automatic Options(10)
                                     1991 Options(11)               10,238       $178,704
                                     SARs(12)
                                     Total


                                                      AS OF DECEMBER 31, 1997
                                     ---------------------------------------------------------

                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                           OPTIONS/SARS(4)               OPTIONS/SARS(5)
                                     ---------------------------   ---------------------------
              NAME(1)                EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  -----------   -------------   -----------   -------------
H. Donald Nelson...................         --         17,000       $     --       $ 97,750
                                         8,178             --         53,321             --
                                         7,960             --             --             --
                                         9,136             --         15,257             --
                                        22,560          5,640             --             --
                                            --             --             --             --
                                        21,600         14,400        345,600        230,400
                                     -----------   -------------   -----------   -------------
                                        69,434         37,040       $414,178       $328,150
                                     -----------   -------------   -----------   -------------
                                     -----------   -------------   -----------   -------------
Joyce V. Gab Kneeland..............         --          9,600       $     --       $ 55,200
                                         2,746             --         17,904             --
                                         2,746             --             --             --
                                         3,091             --          5,162             --
                                         7,680          1,920             --             --
                                            --             --             --             --
                                         8,600          1,200        137,600         19,200
                                     -----------   -------------   -----------   -------------
                                        24,863         12,720       $160,666       $ 74,400
                                     -----------   -------------   -----------   -------------
                                     -----------   -------------   -----------   -------------
Richard W. Goehring................         --          9,600       $     --       $ 55,200
                                         4,390             --         28,623             --
                                         4,544             --             --             --
                                         5,250             --          8,768             --
                                        12,280          3,070             --             --
                                            --             --             --             --
                                        10,800          1,200        172,800         19,200
                                     -----------   -------------   -----------   -------------
                                        37,264         13,870       $210,191       $ 74,400
                                     -----------   -------------   -----------   -------------
                                     -----------   -------------   -----------   -------------
Kenneth R. Meyers..................         --          9,600       $     --       $ 55,200
                                         3,404             --         22,194             --
                                         3,289             --             --             --
                                         3,818             --          6,376             --
                                         9,200          2,300             --             --
                                            --             --             --             --
                                        10,800          1,200        172,800         19,200
                                     -----------   -------------   -----------   -------------
                                        30,511         13,100       $201,370       $ 74,400
                                     -----------   -------------   -----------   -------------
                                     -----------   -------------   -----------   -------------

------------
 (1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from USM. Mr. Carlson receives long-term compensation from TDS, but this is not charged to USM by TDS.
 (2) Represents the number of USM Common Shares with respect to which Options or SARs were exercised.
 (3) Represents the aggregate dollar value realized upon exercise, based on the difference between the fair market value of such shares on the date of exercise and the aggregate exercise price.
 (4) Represents number of shares subject to free-standing Options and/or free-standing SARs, as indicated, as of December 31, 1997.
 (5) Represents the aggregate dollar value of in-the-money, unexercised Options and/or SARs held at December 31, 1997, based on the difference between the exercise price and $31.00, the closing price of the Common Shares on December 31, 1997.
 (6) The 1997 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and are exercisable until May 14, 2007 at the exercise price of $25.25.
 (7) The 1996 Performance Options became exercisable on December 15, 1997 and are exercisable until May 1, 2007 at the exercise price of $24.48 per share.
 (8) 1995 Performance Options became exercisable on December 15, 1996 and are exercisable until May 1, 2006 at the exercise price of $34.60 per share.
 (9) The 1994 Performance Options became exercisable on December 15, 1995 and are exercisable until May 1, 2005 at the exercise price of $29.33 per share.
(10) The 1994 Automatic Options become exercisable in annual increments of 20% on each of December 15, 1994, and on the first through the fourth anniversaries of such date, and are exercisable until November 9, 2004 at the exercise price of $32.25 per share.
(11) The 1991 Options were exercisable until November 1, 1997 at the exercise price of $15.67 per share. All 1991 options were exercised in 1997.
(12) The SARs were granted in 1988 and are exercisable at the exercise price of $15.00 per share.

PENSION PLAN AND SUPPLEMENTAL BENEFIT AGREEMENT

    USM has adopted the Wireless Companies' Pension Plan (the "Pension Plan"). The Pension Plan, a qualified noncontributory defined contribution pension plan, provides pension benefits for USM employees. Under the Pension Plan, pension costs are calculated separately for each participant and are funded currently. The amounts of the annual contributions for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

    USM has also adopted a Supplemental Executive Retirement Plan ("SERP") to provide supplemental benefits under the USM Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation under the Internal Revenue Code. The SERP is a nonqualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

    The Company has entered into a supplemental benefit agreement with H. Donald Nelson that requires the Company to pay a supplemental retirement benefit to Mr. Nelson. The agreement was entered into because Mr. Nelson's employment with TDS was terminated upon the completion of the initial public offering of Common Shares of the Company in May 1988 (the "Initial Public Offering"). As a result thereof, he no longer is an active participant in the TDS Pension Plan. Under the supplemental benefit agreement, the Company is obligated to pay Mr. Nelson an amount equal to the difference between the retirement benefit he receives from the TDS Pension Plan and that which he would have received had he continued to work for TDS, less any amounts which he is entitled to receive under any other qualified pension plan (such as the Wireless Companies' Pension Plan). The Company will pay any such benefit at the same time as Mr. Nelson receives payments from the TDS Pension Plan. The actual benefits payable to Mr. Nelson upon retirement will be based upon the facts that exist at the time and will be determined actuarially pursuant to the TDS Pension Plan. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included in the Summary Compensation Table.

DEFERRED COMPENSATION AGREEMENTS

    Messrs. H. Donald Nelson and Richard W. Goehring, and certain other officers of the Company, are parties to Executive Deferred Compensation Agreements pursuant to which the executive will have a specified percentage of gross compensation deferred and credited to a Deferred Compensation Account. Each Deferred Compensation Account will be credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the Deferred Compensation Amount is paid to the executive.

COMPENSATION OF DIRECTORS

    On November 1, 1996, the Board of Directors of the Company approved a compensation plan (the "Non-Employee Director Plan") for non-employee directors of the Company ("Non-Employee Directors"). A Non-Employee Director is a director of the Company who is not an employee of the Company, TDS, AERL or TDS Telecom. The purpose of the Non-Employee Director Plan is to provide reasonable compensation to Non-Employee Directors in connection with their services to the Company in order to induce qualified persons to become and serve as non-employee members of the Company's Board of Directors.

    The Non-Employee Director Plan provides that, effective for the twelve month period ending at the time of the Company's 1997 annual meeting, each Non-Employee Director will receive an annual director's fee of $24,000 payable immediately prior to the Company's Annual Meeting of Shareholders; and that each Non-Employee Director will continue to receive a fee of $1,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, for attendance at each regularly scheduled or special meeting of the Board of Directors. The Non-Employee Director Plan also provides that, effective as of November 1, 1996, each Non-employee Director will receive a fee of $750, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, for attendance at each meeting of the Audit Committee, Stock Option Compensation Committee, or other committee established by resolution of the Board of Directors.

    The Non-Employee Director Plan further provides that each Non-employee Director will be entitled to elect to receive up to fifty percent (50%) of the annual fee by the delivery of Common Shares of the Company having a fair market value, as hereinafter defined, as of the date of payment equal to such percentage of the annual fee. Under the Non-Employee Director Plan, each Non-employee Director will be entitled to elect to receive up to thirty-three percent (33%) of each committee meeting's fee by the delivery of Common Shares of the Company having a fair market value as of the date of payment equal to such percentage of such fee.

    Under the Non-Employee Director Plan, for purposes of determining the number of Common Shares deliverable in connection with any of the foregoing elections, the fair market value of a Common Share of the Company will be the average closing price of Common Shares of the Company as reported in the American Stock Exchange Composite Transactions section of the Wall Street Journal for the twenty (20) trading days ending on the third trading day before the Annual Meeting of Shareholders or the date of the committee meeting, as applicable. The Board of Directors of the Company has reserved 10,000 Common Shares of the Company for issuance pursuant to the Non-Employee Director Plan.

    The Board of Directors also approved a fee of $2,000 per day for service on the Special Committee, plus reimbursement of out-of-pocket expenses.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., Chairman of the Company, who in effect functions as the compensation committee of the Board of Directors, except with respect to long-term compensation, and by the Stock Option Compensation Committee, which approves long-term compensation for the executive officers of the Company.

    The Chairman, who is also the President and Chief Executive Officer of TDS, is paid by TDS and receives no compensation directly from the Company. (See Footnote (1) to the Summary Compensation Table.) As the President and Chief Executive Officer of TDS, the Chairman of the Company represents the controlling shareholder of the Company.

    The Stock Option Compensation Committee of the Company currently consists of Mr. Paul-Henri Denuit. Mr. Allan Z. Loren served on the Stock Option Compensation Committee prior to his resignation in October 1997. It is expected that Mr. J. Samuel Crowley will be appointed to the Stock Option Committee following the 1998 Annual Meeting. The Stock Option Compensation Committee approves long-term compensation for executive officers of the Company. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors of USM who are not officers or employees of TDS or USM or their subsidiaries.

    The Company's compensation policy for executive officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of the Company. The Company's policy is based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have significant control and which are important to the Company's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. The Company evaluates the base salary and bonus of each executive officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options and stock appreciation rights.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies in the cellular telephone and similar industries. These other companies may include the companies included in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the Chairman, based on similarities of size, function, geography or otherwise. No written or formal list of specific companies is prepared. Instead, the Vice President of Human Resources of TDS and the President of USM provide the

Chairman with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer, based on the recommendations of the President of USM with respect to all officers other than the President of USM. The base salary of each officer is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company, other comparable companies, the industry, and the economy in general during the immediately preceding year. No written or formal salary survey is prepared nor is there formal documentation of the ranges considered appropriate in the judgment of the Chairman. Instead, the Chairman makes the determination of the appropriate ranges based on the total mix of information available to him. The salaries of the President and the other executive officers are believed to be at or slightly higher than the median of the ranges considered to be relevant in the judgment of the Chairman. The ranges considered to be relevant by the Chairman are based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS and the President of USM, as discussed above. The ranges are not based on any formal analysis nor is there any documentation of the ranges which the Chairman considers relevant in making his compensation decisions.

    Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are evaluated by the President. With regard to all executive officers other than the Chairman and the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well the Company did as a whole during the year and the extent to which the executive officer contributed to the results. Except as discussed below for the bonus program, no specific measures of performance are considered determinative in the base salary compensation decisions of executive officers. Instead, all of the facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions. Ultimately, it is the judgment of the Chairman based on the recommendation of the President that determines an executive's base salary based on the total mix of information rather than on relationships to any specific measures of performance.

    In addition, the executive officers participate in either the 1997 Bonus Program for Senior Vice Presidents or the 1997 Bonus Program for Corporate Vice Presidents (collectively the "1997 Bonus Program"). The objectives of the 1997 Bonus Program for Senior Corporate Staff of USM (the "1997 Bonus Plan") are: (i) to provide suitable incentives for the senior corporate management of USM to extend their best efforts to achieve superior results in relation to key performance targets, (ii) to suitably reward USM's senior corporate management team in relation to their success in meeting and exceeding these performance targets, and (iii) to help USM attract and retain talented management personnel in positions of critical importance to the success of the Company. A team performance award and an individual performance award are available under the 1997 Bonus Plan.

    For target performance on the team and individual categories, the 1997 Bonus Plan was designed to generate a targeted 1997 bonus pool equal to the total of 35% of the aggregate of the base salaries of the Company's senior executive officers other than the President. Under the 1997 Bonus Plan, the size of the target bonus pool is increased or decreased depending on USM's 1997 achievements with respect to the performance categories. No bonus pool is paid under such plan if minimum performance levels are not achieved in these categories. The maximum bonus pool that could be generated, which would require exceptional performance in all areas, would equal the total of 70% of the aggregate base salaries of the Company's executive officers other than the President.

    Although the Chairman has not yet taken action to establish the 1997 bonus for H. Donald Nelson, the Chairman has approved an advance payment of a portion of the 1997 bonus expected to be paid to Mr. Nelson, as indicated in the above Summary Compensation table.

    Financial personnel prepare calculations for the President and Chairman which define whether the objective performance categories discussed above have been met, exceeded or not met in any fiscal year. The Chairman also has presented to him, and has access to, numerous performance measures and financial statistics prepared by Company financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. The Chairman will not be limited in his analysis to such information, and may consider other factual or subjective factors as he deems appropriate in his compensation decisions.

    The base salary and bonus ranges and actual compensation of the President (chief executive officer) of the Company are determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with various sources of information about executive compensation at other companies by the Vice President of Human Resources of TDS. These sources include compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for the President. The base salary of the President is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company (as discussed above), other comparable companies, the industry, and the economy in general during the period. No written or formal salary survey is prepared nor is the range considered appropriate in the judgment of the Chairman formally documented. The base salary of the President increased to $337,709 in 1997 from $306,672 in 1996, representing an increase of approximately 10%. The salary of the President is believed to be at or slightly higher than the median of the range considered to be relevant in the judgment of the Chairman. The range considered to be relevant by the Chairman is based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS, as discussed above. The range is not based on any formal analysis nor is there any documentation of the range which the Chairman considers relevant in making his compensation decisions for the President. The President's final 1996 bonus was $228,000. The Chairman has not yet taken action to establish the 1997 bonus and the 1998 base salary for the President.

    As with the other executive officers, the base salary and compensation decisions for the President are based on all facts and circumstances rather than related to any specific measures of performance. No specific measures of performance are considered determinative in the compensation of the President. Instead, all of the facts and circumstances are taken into consideration by the Chairman in his executive compensation decisions for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President, this being based on the total mix of information rather than on any specific measures of performance. With respect to the President's bonus, the Chairman does consider the results of the 1997 Bonus Program and bases the amount of the bonus to a large degree upon the results of the Company as measured by the performance objectives set by the 1997 Bonus Program. However, with respect to the President, the relationship of the bonus to such performance measures is not applied mechanically and involves a substantial amount of judgment on the part of the Chairman based on the total mix of information.

    The performance of the Company also bears upon the number of stock options which will become awarded and exercisable with respect to the executive officers. As indicated under the table "Individual Option/SAR Grants in 1997," the named executive officers (except for the Chairman) received an award in 1997 of Performance Options based on the achievement of certain levels of corporate and individual performance for 1996. In addition, the named executive officers (except for the Chairman) received additional automatic option grants in 1997, as indicated above in such table.

    SECTION 162(M) OF THE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. The Company does not believe that the $1 million deduction limitation should have a material effect on the Company in the near future. If the $1 million deduction limitation is expected to have a material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    The above Executive Officer Compensation Report is submitted by the Chairman of the Board of Directors, LeRoy T. Carlson, Jr., and by Mr. Paul-Henri Denuit, who was a member of the Stock Option Compensation Committee during 1997.

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following cellular telephone companies: 360 Communications Co., AirTouch Communications, Inc., Centennial Cellular Corp., USM and Vanguard Cellular Systems, Inc. (Class A). In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                            USM, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/97)

                                                     1992       1993       1994       1995       1996       1997
                                                   ---------  ---------  ---------  ---------  ---------  ---------
USM..............................................  $  100.00     162.59     152.14     156.78     129.49     144.01
S&P 500..........................................  $  100.00     110.08     111.53     153.45     188.68     251.63
Peer Group.......................................  $  100.00     145.53     165.08     159.39     139.69     200.13

    Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in USM common stock, S&P 500, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

    The peer group was revised from the prior year to add 360 Communications Co. and to delete Commnet Cellular, Inc. which was purchased by the Blackstone Group. For comparison to the above-reported peer group results, if the Company had not changed the peer group index from the peer group reported in its 1997 Notice of Annual Meeting and Proxy Statement, the peer group results would have been as follows:

                                                     1992       1993       1994       1995       1996       1997
                                                   ---------  ---------  ---------  ---------  ---------  ---------
Former Peer Group................................  $  100.00  $  143.93  $  164.22  $  158.65  $  139.34  $  199.19

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, makes annual executive compensation decisions for TDS other than for himself. The Stock Option Compensation Committee of TDS makes annual executive compensation decisions for the President of TDS and approves long-term compensation awards for the executive officers of TDS. The TDS Stock Option Compensation Committee is composed of members of the TDS Board of Directors who are not officers or employees of TDS or any of its subsidiaries, and who are not directors of any TDS subsidiaries. LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS and USM. LeRoy T. Carlson, Jr. is also the Chairman of USM and, as such, approves annual compensation for executive officers of the Company. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all of its subsidiaries. However, TDS is reimbursed by the Company for a portion of Mr. Carlson's salary and bonus paid by TDS pursuant to the Intercompany Agreement described below. See Footnote (1) to the Summary Compensation Table above. H. Donald Nelson, a director and the President of USM, participates in executive compensation decisions for USM, other than for himself. Long-term compensation for executive officers of the Company is approved by the Stock Option Compensation Committee of the Company, which currently consists of Paul-Henri Denuit. Mr. Allan Z. Loren served on the Stock Option Compensation Committee prior to his resignation in October 1997. It is expected that Mr. J. Samuel Crowley will be appointed to the Stock Option Committee following the 1998 Annual Meeting. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors of USM who are not officers or employees of TDS or USM or their subsidiaries.

    LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of USM, are trustees and beneficiaries of the voting trust which controls TDS, which controls the Company, and LeRoy T. Carlson, a director of the Company, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C.D. Carlson and Murray L. Swanson, directors of USM, are also directors of TDS. See "Election of Directors." The Company has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to the Company's Initial Public Offering when TDS owned more than 90% of the Company's outstanding capital stock and were not the result of arm's-length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to the Company or will continue to provide the Company with the same level of support for the Company's financing and other needs as TDS has provided in the past. The principal arrangements that exist between the Company and TDS are summarized below.

    In the event that the USM Merger occurs, TDS intends to terminate certain Intercompany Agreements between TDS and the Company. Thereafter, some or all of the relationships between TDS and such subsidiaries would be determined solely by policies that management of TDS believes to be reasonable. Many such policies would continue the arrangements which presently exist between TDS and the Company pursuant to the Intercompany Agreements, but TDS would have no contractual obligation to continue such policies after the Intercompany Agreements have been terminated. There is no assurance that the USM Merger will occur.

EXCHANGE AGREEMENT

    The Company and TDS are parties to an Exchange Agreement dated July 1, 1987, as amended as of April 7, 1988 (collectively, the "Exchange Agreement").

    COMMON SHARE PURCHASE RIGHTS; POTENTIAL DILUTION. The Exchange Agreement granted TDS the right to purchase additional Common Shares of the Company sold after the Initial Public Offering, to the extent necessary for TDS to maintain its proportionate interest in such Common Shares. For purposes of calculating TDS's proportionate interest in the Common Shares of the Company, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to the Company, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be further reduced.

    If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by the Company, unless otherwise agreed. In the case of sales by the Company of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers thereof. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by the Company's Board of Directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by the Company pursuant thereto could have a dilutive effect on other shareholders of the Company. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under the Company's Restated Certificate of Incorporation.

    FUNDING OF LICENSE COSTS. Through the date of the Company's Initial Public Offering, TDS had funded or made provisions to fund all of the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses (collectively, the "License Costs"). Pursuant to the Exchange Agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional License Costs associated with the acquisition of the additional cellular interests that the Company had a right to acquire at the time of the Initial Public Offering. Through December 31, 1997, TDS had funded License Costs totaling approximately $67.2 million. TDS is obligated under the Exchange Agreement to make additional capital contributions to the Company under certain circumstances. Currently TDS has no obligations with respect to additional capital contributions.

    RSA RIGHTS. Under the Exchange Agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which the Company has an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which the Company indicated it did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to the Company for appropriate consideration.

    RIGHT OF NEGOTIATION. For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give the Company the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If the Company desires to purchase any interest so offered, TDS is required to negotiate with the Company concerning the terms and conditions of the transaction, including the price and the method of payment. If the Company and TDS are unable to agree on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to the Company, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than the highest written offer of the Company during the negotiation period. In such case, the Company would have the right to purchase the interest at that price.

CORPORATE OPPORTUNITY ARRANGEMENTS

    The Company's Restated Certificate of Incorporation, as amended, provides that, so long as at least 500,000 Series A Common Shares are outstanding, the Company may not, without the written consent of

TDS, engage in any non-cellular activities. Management has been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that the Company resell any non-cellular interest to TDS or that the Company give TDS the right of first refusal with respect to such sale.

    The Restated Certificate of Incorporation, as amended, also restricts the circumstances under which the Company is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be the property of the Company or its subsidiaries. In general, so long as at least 500,000 Series A Common Shares are outstanding, the Company will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. The Restated Certificate of Incorporation allows the Company to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States.

FINANCIAL ARRANGEMENTS AND TRANSACTIONS

    The following describes the financial arrangements and transactions between TDS and the Company.

    REVOLVING CREDIT AGREEMENT. Pursuant to the Revolving Credit Agreement, as last amended effective March 31, 1997, the Company may borrow up to an aggregate of $100 million from TDS, at an interest rate equal to .75% above the prime rate announced from time to time by the LaSalle National Bank of Chicago on the unpaid principal amount and to pay on demand an interest rate equal to 2.75% above such prime rate on any overdue principal or overdue installment of interest. The advances made by TDS under the Revolving Credit Agreement are unsecured. Interest on the balance due under the Revolving Credit Agreement is payable quarterly and no principal is payable until January 2, 1999, subject to acceleration under certain circumstances, at which time the entire principal balance due under the Revolving Credit Agreement then outstanding is scheduled to become due and payable. The Company may prepay the balance due under the Revolving Credit Agreement at any time, in whole or in part, without premium. Any principal so repaid is available for the Company to borrow during the remaining term of the Revolving Credit Agreement, subject to the satisfaction of certain conditions. USM had no borrowings under the Revolving Credit Agreement as of December 31, 1997. The maximum amount borrowed during the year was $70.4 million.

    The Revolving Credit Agreement provides that the Company will not, without the prior written consent of TDS: (i) purchase or redeem any shares of its capital stock or declare or pay any dividends thereon, except to the extent of one-half of the cumulative consolidated net income, if any, for the period after July 1, 1989, or make any other distribution to its shareholders other than normal dividends payable with respect to Preferred Stock which may be issued;
(ii) permit its consolidated equity to be less than 30% of consolidated liabilities; (iii) incur or guarantee any indebtedness that is senior to the Revolving Credit Agreement; (iv) with certain exceptions, create any lien on any of the Company's assets; or (v) enter into certain contracts for the purchase of materials, supplies or services.

    The Revolving Credit Agreement provides that if certain "events of default" occur, TDS may immediately declare the amount under the Revolving Credit Agreement due and payable and terminate the Revolving Credit Agreement. Events of default under the Revolving Credit Agreement include the failure to pay interest or principal, the breach of specified covenants, any default under certain other indebtedness, and certain judgments, defaults and events of bankruptcy or insolvency.

TAX ALLOCATION AGREEMENT

    The Company has entered into a Tax Allocation Agreement with TDS under which the Company will continue to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. For tax years and periods ended prior to July 1, 1987, TDS reimbursed the Company for the reduction in the provision for Federal income taxes reflected in TDS's consolidated statements of income resulting from the inclusion of the Company and its subsidiaries in the TDS affiliated group. For tax years and periods beginning after June 30, 1987, TDS no longer reimburses the Company on a current basis for losses or credits used by the TDS affiliated group. Instead, the Company will be compensated (by an offset to amounts the Company would otherwise be required to reimburse TDS for Federal income taxes) for TDS' use of tax benefits at such time as the Company could utilize such benefits as a stand-alone entity. After all loss and credit carryforwards have either been utilized or their statutory periods have expired, the Company will be required to reimburse TDS for Federal income taxes paid by the TDS affiliated group in an amount equal to the greater of the Federal income tax liability of the Company, calculated as if it were a separate affiliated group, or the tax calculated using the average tax rate (before taking into account tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the Internal Revenue Service for any consolidated return year that involves income, deductions or credits of the Company or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at the expense of the Company. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of the Company, such deficiency or refund will be payable by or to the Company.

    If the Company ceases to be a member of the TDS affiliated group, and for a subsequent year the Company or its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS group after June 30, 1987, TDS will reimburse the Company for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by the Company or its subsidiaries after the Company leaves the TDS group will be disregarded. No reimbursement will be required if at any time in the future fewer than 500,000 Series A Common Shares are outstanding. Nor will reimbursement be required on account of the income of any subsidiary of the Company if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS. Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and the Company and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis.

CASH MANAGEMENT AGREEMENT

    The Company has from time to time deposited its excess cash with TDS for investment under TDS' cash management program pursuant to the terms of a Cash Management Agreement. Such deposits are available to the Company on demand and bear interest each month at the 30-day Commercial Paper Rate reported in THE WALL STREET JOURNAL on the last business day of the preceding month, plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. The Company may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the Commercial Paper Rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

INTERCOMPANY AGREEMENT

    In order to provide for certain transactions and relationships between the parties, the Company and TDS have agreed under an Intercompany Agreement, among other things, as follows:

    SERVICES. The Company and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS's non-telephone company subsidiaries. Payments by the Company to TDS for such services totaled $32 million in 1997. For services provided to TDS, the Company receives payment for the salaries of its employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to the Company for such services were nominal in 1997.

    EQUIPMENT AND MATERIALS. The Company and its subsidiaries purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by the Company from TDS affiliates totaled $4.2 million in 1997.

    ACCOUNTANTS AND LEGAL COUNSEL. The Company has agreed to engage the firm of independent public accountants selected by TDS for purposes of auditing the financial statements of the Company, including the financial statements of its direct and indirect subsidiaries, and providing tax, data processing and all other accounting services and advice. The Company also has agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If TDS and the Company use the same counsel, each is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

    INDEMNIFICATION. The Company will indemnify TDS against certain losses, claims, damages or liabilities including those arising out of: (i) the conduct by the Company of its business (except where the loss, claim, damage or liability arises principally from TDS' gross negligence or willful misconduct); and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify the Company with respect to: (i) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from the Company's gross negligence or willful misconduct); and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement.

    DISPOSAL OF COMPANY SECURITIES. TDS will not dispose of any securities of the Company held by it if such disposition would result in the loss of any license or other authorization held by the Company and such loss would have a material adverse effect on the Company.

    TRANSFER OF ASSETS. Without the prior written consent of TDS, the Company may not transfer (by sale, merger or otherwise) more than 15% of its consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

REGISTRATION RIGHTS AGREEMENT; OTHER SALES OF COMMON SHARES

    Under a Registration Rights Agreement, the Company has agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any debt or equity securities of the Company that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that the Company will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by the Company in connection therewith. TDS has the right to select the counsel the Company retains to assist it in fulfilling any of its obligations under the Registration Rights Agreement.

    There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that the Company will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. The Company has also granted TDS the right to include its securities in certain registration statements covering offerings by the Company and will pay all costs of such offerings other than incremental costs attributable to the inclusion of securities of the Company owned by TDS in such registration statements.

    The Company will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. The Company has the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in the judgment of the Company, any offering by the Company then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any securities of the Company in any registration statement of the Company which, in the judgment of the managing underwriters, would materially adversely affect any offering by the Company. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

INSURANCE COST SHARING AGREEMENT

    Pursuant to an Insurance Cost Sharing Agreement, the Company and its officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to the Company on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, if the policies are the same as or similar to the policies in effect before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with the Company before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. Management of the Company believes that the amounts payable by the Company under the Insurance Cost Sharing Agreement are generally more favorable than the premiums the Company would pay if it were to obtain coverage under separate policies.

EMPLOYEE BENEFIT PLANS AGREEMENT

    Under an Employee Benefit Plans Agreement, employees of the Company participate in the TDS Tax-Deferred Savings Plan. The Company reimburses TDS for the costs associated with such participation. In addition, the Company has agreed to reimburse TDS for certain costs incurred by TDS in connection with the issuance of stock under the TDS Employee Stock Purchase Plans to employees of the Company.

ISSUANCE OF TDS SHARES ON BEHALF OF USM

    TDS may occasionally issue TDS securities in connection with the acquisition of cellular interests on behalf of the Company. At the time such acquisitions are closed, the acquired cellular interests are generally transferred to the Company, which reimburses TDS by issuing USM securities to TDS or by increasing the balance due to TDS under the Revolving Credit Agreement. The fair market value of the USM securities issued to TDS in connection with these transactions is calculated in the same manner and over the same time period as the fair market value of the TDS securities issued to the sellers in such acquisitions. During 1997, the Company issued 996,000 USM Common Shares to TDS, to reimburse TDS for 759,000 TDS Common Shares issued in such transactions.

OTHER ARRANGEMENTS

    Walter C.D. Carlson, a director of TDS and the Company, Michael G. Hron, the Secretary of TDS and certain subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain subsidiaries of TDS, Stephen P. Fitzell, Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of Sidley & Austin, the principal law firm of the Company, TDS and their subsidiaries. Walter C.D. Carlson is also a trustee and beneficiary of the voting trust which controls TDS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF THE COMPANY BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth, at March 27, 1998, or the latest practicable date, information regarding the persons who beneficially own more than 5% of any class of the voting securities of the Company. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                                    SHARES OF    PERCENT OF     PERCENT OF
       SHAREHOLDER'S NAME AND ADDRESS                   TITLE OF CLASS             CLASS OWNED      CLASS      VOTING POWER
---------------------------------------------  ---------------------------------  -------------  -----------  ---------------
Telephone and Data Systems, Inc.               Common Shares                         37,736,838        69.5%           9.8%
30 North LaSalle Street                        Series A Common Shares(1)             33,005,877       100.0%          85.9%
Chicago, Illinois 60602

The Equitable Companies Inc.(2)                Common Shares                          5,975,416        11.0%           1.6%
787 Seventh Avenue
New York, New York 10019

------------
(1) The Series A Common Shares are convertible on a share-for-share basis into Common Shares.

(2) Based on the most recent Schedule 13G (Amendment No. 7) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States 3,021,462 shares; Alliance Capital Management, L.P. 2,901,750 shares; and Donaldson, Lufkin & Jenrette Securities Corporation 52,204 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 4,013,416 shares, shared voting power with respect to 1,957,900 shares, sole dispositive power with respect to 5,975,116 shares and shared dispositive power with respect to 300 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Unit Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies Inc.

SECURITY OWNERSHIP OF THE COMPANY BY MANAGEMENT

    Several officers and directors of the Company hold substantial ownership interests indirectly in the Company by virtue of their ownership of the capital stock of TDS. See "Beneficial Ownership of TDS by Directors and Executive Officers of the Company" below. In addition, the following executive officers and directors and all officers and directors as a group of the Company beneficially owned the following number of the Common Shares of the Company as of March 27, 1998:

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL      PERCENT OF    PERCENT OF VOTING
                        NAME                              TITLE OF CLASS        OWNERSHIP(1)         CLASS            POWER
-----------------------------------------------------  --------------------  ------------------  -------------  -----------------
LeRoy T. Carlson, Jr.,
  C. Theodore Herbert and
  Michael G. Hron(2).................................         Common Shares         108,777                *                *
LeRoy T. Carlson.....................................         Common Shares           1,243                *                *
LeRoy T. Carlson, Jr.................................           --                   --               --               --
H. Donald Nelson(3)(9)...............................         Common Shares          91,698                *                *
Walter C.D. Carlson..................................           --                   --               --               --
Murray L. Swanson....................................           --                   --               --               --
Paul-Henri Denuit(4).................................           --                   --               --               --
Joyce V. Gab Kneeland(5)(9)..........................         Common Shares          38,994                *                *
Richard W. Goehring(6)(9)............................         Common Shares          62,138                *                *
Kenneth R. Meyers(7)(9)..............................         Common Shares          52,629                *                *
All directors and executive officers as a group (17
  persons)(8)(9).....................................         Common Shares         434,396                *                *

------------

             *
     Less than 1%

           (1)
     The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

           (2)
     Represents Common Shares acquired through Company-match contributions by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Tax Deferred Savings Trust. Does not include 31,271 Common Shares acquired by such trust with employee contributions for which voting and investment power is passed through to plan participants. Such members of the investment management committee disclaim beneficial ownership of all such shares except for shares held for their individual benefit in such trust.

           (3)
     Includes 75,234 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 8,680 shares of restricted stock which are subject to future vesting.

           (4)
     Does not include 2,279,583 Common Shares of the Company beneficially owned by S.A. Coditel and its affiliates. Paul-Henri Denuit is the Chief Executive Officer and Managing Director of S.A. Coditel, but disclaims beneficial ownership with respect to such shares.

           (5)
     Includes 27,983 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 5,480 shares of restricted stock which are subject to future vesting.

           (6)
     Includes 40,384 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 5,480 shares of restricted stock which are subject to future vesting.

           (7)
     Includes 33,631 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 5,480 shares of restricted stock which are subject to future vesting. Also includes 1,000 Common Shares which are held by a trust for which Mr. Meyers is a trustee. Mr. Meyers disclaims beneficial ownership of such shares.

           (8)
     Includes 233,632 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

           (9)
     Includes shares as to which voting and/or investment power is shared.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require the Company's directors and officers, and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

    Based on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1997 were complied with on a timely basis, except for H. Donald Nelson. Mr. Nelson failed to report options granted in March 1997 for 17,000 Common Shares on a timely basis due to an administrative error. Mr. Nelson was required to have reported such options on his Form 5 by February 17, 1998. Mr. Nelson reported such options on an amended Form 5 filed on February 27, 1998.

DESCRIPTION OF TDS SECURITIES

    The authorized capital stock of TDS consists of 100,000,000 Common Shares, $1.00 par value (the "TDS Common Shares"), 25,000,000 Series A Common Shares, $1.00 par value, (the "TDS Series A Common Shares") and 5,000,000 Preferred Shares, without par value (the "TDS Preferred Shares"). As of March 31, 1998, 53,966,708 TDS Common Shares (excluding Common Shares held by TDS and a subsidiary of TDS), 6,936,277 TDS Series A Common Shares and 291,158 TDS Preferred Shares were outstanding.

    The TDS Series A Common Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share. The holders of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Iowa Business Corporation Act grants class voting rights and with respect to the election of directors. With respect to the election of directors, the holders of TDS Common Shares and the TDS Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25% of the board of directors of TDS, rounded up to the nearest whole number, and the holders of TDS Series A Common Shares and TDS Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

BENEFICIAL OWNERSHIP OF TDS BY DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth the number of TDS Common Shares and TDS Series A Common Shares beneficially owned by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of March 31, 1998.

                                                                               AMOUNT AND
                                                                               NATURE OF
     NAME OF INDIVIDUAL OR NUMBER                                              BENEFICIAL       PERCENT OF     PERCENT OF TDS
        OF PERSONS IN GROUP                   TITLE OF TDS CLASS              OWNERSHIP(1)       TDS CLASS      VOTING POWER
-----------------------------------  ------------------------------------  ------------------  -------------  -----------------
LeRoy T. Carlson, Jr.,
  Walter C.D. Carlson,
  Letitia G.C. Carlson,
  Donald C. Nebergall and
  Melanie J. Heald(2)..............  TDS Series A Common Shares                  6,337,187           91.4%            51.3%

LeRoy T. Carlson, Jr.,
  C. Theodore Herbert
                                     TDS Common Shares                             148,876
                                     TDS Series A Common Shares                      1,008           *                *
  and Michael G. Hron(3)...........

LeRoy T. Carlson, Jr.,
  C. Theodore Herbert
  and Michael G. Hron(4)...........  TDS Common Shares                             142,575           *                *

LeRoy T. Carlson(5)................  TDS Common Shares                              62,407           *                *
                                     TDS Series A Common Shares                     51,975           *                *

LeRoy T. Carlson, Jr.(6)...........  TDS Common Shares                             170,510           *                *

Walter C.D. Carlson(7).............  TDS Common Shares                                 405           *                *

Murray L. Swanson(8)(9)............  TDS Common Shares                              47,204           *                *
                                     TDS Series A Common Shares                      2,506           *                *

Paul-Henri Denuit..................                   --                           --                *                *

H. Donald Nelson(9)................  TDS Common Shares                               4,098           *                *
                                     TDS Series A Common Shares                      5,308           *                *

Joyce V. Gab Kneeland(9)...........  TDS Common Shares                               1,992           *                *

Richard W. Goehring(9).............  TDS Common Shares                               9,634           *                *

Kenneth R. Meyers(9)(10)...........  TDS Common Shares                               3,191           *                *

All directors and executive
  officers as a group (17
  persons)(9)(11)..................  TDS Common Shares                             593,294            1.1%            *
                                     TDS Series A Common Shares                  6,397,984           92.2%            51.8%

---------
*    Less than 1%

 (1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

 (2) The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares of TDS held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially over 5% of the outstanding TDS Series A Common Shares: Margaret D. Carlson (wife of LeRoy
     T. Carlson), LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson, Letitia G.C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson), and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution.

 (3) Voting and investment control is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Employees' Pension Trust I and the Wireless Companies' Pension Plan. Such members disclaim beneficial ownership of such shares which are held for the benefit of plan participants.

 (4) Includes only shares acquired with Company contributions for the benefit of plan participants, for which voting and investment control is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan. Does not include 55,125 shares acquired by such plan with employee contributions for which voting and investment control is passed through to plan participants. The members of the investment management committee disclaim beneficial ownership of such shares, except for shares held in such plan for their benefit.

 (5) Includes 55,978 Common Shares that Mr. LeRoy T. Carlson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days, and 51,975 Series A Common Shares held by Mr. Carlson's wife. Beneficial ownership is disclaimed as to the shares held by Mr. Carlson's wife. Does not include 252,668 TDS Series A Common Shares held for the benefit of Mr. LeRoy T. Carlson, 630,525 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife or 50,526 TDS Series A Common Shares held for the benefit of certain grandchildren of Mr. Carlson (an aggregate of 933,719 shares, or 13.5% of class) in the voting trust described in footnote (2) above. Beneficial ownership is disclaimed as to TDS Series A Common Shares held for the benefit of his wife and grandchildren in such voting trust.

 (6) Includes 165,047 TDS Common Shares that Mr. LeRoy T. Carlson, Jr. may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days. Does not include 1,068,186 TDS Series A Common Shares (15.4% of class) held in the voting trust referred to in footnote
     (2) above, of which 1,037,084 shares are held for the benefit of Mr. LeRoy
     T. Carlson, Jr. Beneficial ownership is disclaimed with respect to an aggregate of 31,102 TDS Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

 (7) Does not include 1,087,366 TDS Series A Common Shares (15.7% of class) held in the voting trust referred to in footnote (2) above, of which 1,058,143 shares are held for the benefit of Mr. Walter C.D. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 29,223 TDS Series A Common Shares held for the benefit of his wife and children in such voting trust.

 (8) Includes 28,541 TDS Common Shares that Mr. Swanson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

 (9) Includes shares held as to which voting and/or investment power is shared.

 (10) Includes 2,450 shares held in a trust for which Mr. Meyers is a trustee. Mr. Meyers disclaims beneficial ownership of such shares.

 (11) Includes 249,566 shares subject to stock options exercisable on March 31, 1998 or within 60 days thereof.

SECURITY OWNERSHIP OF TDS BY CERTAIN BENEFICIAL OWNERS

    In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of the Company," the following table sets forth, as of March 31, 1998, or the latest pacticable date, information regarding the persons who beneficially own more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                              SHARES OF TDS   PERCENT OF      PERCENT OF TDS
            SHAREHOLDER'S NAME AND ADDRESS                 TITLE OF CLASS      CLASS OWNED     TDS CLASS       VOTING POWER
------------------------------------------------------  --------------------  -------------  -------------  -------------------
The Equitable Companies Inc.(1)                                   TDS Common    10,988,100          20.4%              8.9%
787 Seventh Avenue                                                    Shares
New York, New York 10019
Franklin Mutual Advisers, Inc.(2)                                 TDS Common     5,279,200           9.8%              4.3%
51 John F. Kennedy Parkway                                            Shares
Short Hills, New Jersey 07078
Gabelli Funds, Inc.(3)                                            TDS Common     2,799,405           5.2%              2.3%
One Corporate Center                                                  Shares
Rye, New York 10580
William and Betty McDaniel                              TDS Preferred Shares        46,666          16.0%            *
160 Stowell Road
Salkum, Washington 98582
Bennet R. Miller                                        TDS Preferred Shares        30,000          10.3%            *
1212 Wea Avenue
Lafayette, Indiana 47905
The Peterson Revocable Living Trust Kenneth M. &        TDS Preferred Shares        20,637           7.1%            *
Audrey M. Peterson, Trustees
108 Avocado Lane
Weslaco, Texas 78596

----------
*   Less than 1%

(1) Based on the most recent Schedule 13G (Amendment No. 11) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States - 4,176,200 shares; Alliance Capital Management, L.P. 6,782,543 shares; Wood, Struthers & Winthrop Management Corp. 28,976 shares; and Donaldson Lufkin & Jenrette Securities Corporation 381 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 5,644,753 shares, shared voting power with respect to 5,255,600 shares, sole dispositive power with respect to 10,987,719 shares and shared dispositive power with respect to 381 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies, Inc.

(2) Based on the most recent Schedule 13D filed with the SEC (Amendment No. 4). Such Schedule 13D reports that Franklin Mutual Advisers, Inc. exercised sole voting and investment power with respect to all such shares. Such Schedule 13D is also filed on behalf of Franklin Resources, Inc., the parent holding company of Franklin Mutual Advisers, Inc., and by Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of such parent holding company.

 (3) Based upon a Schedule 13D filed with the SEC. Includes shares held by the following affiliates: Gabelli Funds, Inc. - 810,000 shares; ALCE Partners, L.P. - 1,000 shares; GAMCO Investors, Inc. - 1,969,705 shares; Gabelli Fund, LDC - 1,000 shares; Gabelli International Limited - 10,000 shares; Gabelli Multimedia Partners, L.P. - 1,200 shares; Gemini Capital Management Ltd. - 4,000 shares; Marc J. Gabelli -0- shares; and Mario J. Gabelli - 2,500 shares. In such Schedule 13D filing, such group has reported sole voting power with respect to 2,724,405 shares, shared voting power with respect to -0- shares, sole dispositive power with respect to 2,799,405 shares and shared dispositive power with respect to -0- shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Shareholders, any shareholder proposal must be addressed to United States Cellular Corporation, 8410 W. Bryn Mawr Ave., Suite 700, Chicago, Illinois 60631, Attention: Secretary, and must be received no later than December 24, 1998.

                                    GENERAL

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. The Company has retained Kissel-Blake Inc. to aid in solicitation of proxies for a fee of $2,500, plus out-of-pocket expenses.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO UNITED STATES CELLULAR CORPORATION, 8410 WEST BRYN MAWR AVENUE, SUITE 700, CHICAGO, ILLINOIS 60631, ATTENTION: EXTERNAL REPORTING DEPARTMENT, TELEPHONE:
(773) 399-8900.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.
                                          By order of the Board of Directors

                                                       [SIG]
                                          STEPHEN P. FITZELL
                                          SECRETARY

                    ALL SHAREHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

                                                                       EXHIBIT A

                       UNITED STATES CELLULAR CORPORATION
                        1998 LONG-TERM INCENTIVE PROGRAM
                                   ARTICLE I
                                    PURPOSE

    This United States Cellular Corporation 1998 Long-Term Incentive Program (the "Program") is an amendment and restatement of the United States Cellular Corporation 1994 Long-Term Incentive Plan (the "Plan"). The purposes of the Program are (i) to align the interests of the stockholders of United States Cellular Corporation (the "Company") and the key executive and management employees of the Company and certain of its subsidiaries by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such key executive and management employees of the Company and such subsidiaries, and
(iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

                                   ARTICLE II
                                  DEFINITIONS

    For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

    2.1 "AFFILIATE" shall mean TDS or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by TDS or by the Company.

    2.2 "AGREEMENT" shall mean a written agreement evidencing an award granted hereunder between the Company and the recipient of such award.

    2.3  "BOARD" shall mean the Board of Directors of the Company.

    2.4 "BONUS YEAR" shall mean the calendar year for which an annual bonus is payable.

    2.5  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    2.6 "COMMITTEE" shall mean a committee designated by the Board consisting of one or more members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

    2.7 "COMMON STOCK" shall mean the class of shares of the Company designated as "Common Shares" in its Articles of Incorporation.

    2.8 "COMPANY MATCH" shall mean an amount credited to an employee's Deferred Compensation Account pursuant to paragraph 7.2(b) hereof based on the deferred portion of the employee's annual bonus for a Bonus Year.

    2.9 "DEFERRED COMPENSATION ACCOUNT" shall mean a book reserve maintained by the Company for the purpose of measuring the amount of deferred compensation payable to an employee with respect to the deferred portion of the employee's annual bonus for a Bonus Year.

    2.10 "DESIGNATED BENEFICIARY" shall mean the person or persons entitled to receive the remaining Distributable Balance in an employee's Deferred Compensation Account at the employee's death.

    2.11 "DISABILITY" shall mean a total physical disability which, in the Committee's judgment, prevents an employee from performing substantially such employee's employment duties and responsibilities for a continuous period of at least six months.

    2.12 "DISTRIBUTABLE BALANCE" shall mean the balance in an employee's Deferred Compensation Account that is distributable to the employee upon termination of the employee's employment or the earlier distribution date specified by the employee.

    2.13 "EMPLOYER" shall mean the Company, USCC Payroll Corporation, and any other direct or indirect subsidiary of the Company selected by the Committee and approved by the Board.

    2.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    2.15 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    2.16 "FAIR MARKET VALUE" of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    2.17 "FREE-STANDING SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

    2.18 "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Stock which meets the requirements of section 422 of the Code (or any successor provision) and which is designated as intended to constitute an Incentive Stock Option.

    2.19 "LEGAL REPRESENTATIVE" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an optionee.

    2.20 "MATURE SHARES" shall mean shares of Stock (i) for which the holder thereof has good title, free and clear of all liens and encumbrances, and (ii) which such holder has held for at least six months or has purchased on the open market.

    2.21 "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase shares of Stock which is not an Incentive Stock Option.

    2.22 "PERFORMANCE AWARD" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Stock of a specified amount.

    2.23 "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, (ii) as a condition to the grant of a Restricted Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Stock subject to such award, or, in the case of a Performance Award, of the payment with respect to such award. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

    2.24 "PERFORMANCE PERIOD" shall mean a period designated by the Committee during which Performance Measures shall be measured.

    2.25  "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in section 22(e)(3) of the Code (or any successor thereto).

    2.26 "PERMITTED TRANSFEREE" shall mean (i) an optionee's spouse, (ii) any of an optionee's lineal descendants or (iii) a trust or similar arrangement of which such spouse, a lineal descendant of such optionee, or one or more of such persons are the only current beneficiaries, provided that such spouse or descendant (or the Legal Representative of such spouse or descendant) or such trust or similar arrangement, as the case may be, has entered into a written agreement with the Company authorizing the Company to withhold shares of Stock which would otherwise be delivered to such person upon an exercise of a Non-Qualified Stock Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that the optionee does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

    2.27 "RESTRICTED STOCK" shall mean shares of Stock which are subject to a Restriction Period.

    2.28 "RESTRICTED STOCK AWARD" shall mean an award of Restricted Stock under the Plan.

    2.29 "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award.

    2.30 "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

    2.31  "STOCK" shall mean Common Stock and any other equity security which
(i) is designated by the Board to be available for awards under the Plan or (ii) becomes available for awards under the Plan by reason of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

    2.32 "TANDEM SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Stock subject to such option, or portion thereof, which is surrendered.

    2.33 "TDS" shall mean Telephone and Data Systems, Inc., an Iowa corporation.

                                  ARTICLE III
                         ELIGIBILITY AND ADMINISTRATION

    3.1 ELIGIBILITY. Participants in the Plan shall consist of such key executive and management employees of the Employers as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

    3.2 ADMINISTRATION. The Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under the Plan to eligible persons: (i) options to purchase shares of Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARS, (iii) Restricted Stock Awards, (iv) Performance Awards and (v) Company Match awards. The Committee shall, subject to the terms of the Plan, select eligible persons for participation in the Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Stock and the number of SARs subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (A) any or all outstanding options and SARs shall become exercisable in part or in full, (B) all or a portion of the Restriction Period applicable to any outstanding

Restricted Stock Award shall lapse, (C) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, (D) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Award shall be deemed to be satisfied at the maximum or any other level and (E) all or a portion of the amount in a Deferred Compensation Account attributable to a Company Match shall vest. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

    (a) DELEGATION. The Committee may delegate some or all of its power and authority hereunder to the chairman of the Board or an executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) an employee who is the chief executive officer of the Company (or is acting in such a capacity), one of the four highest compensated officers of the Company (other than the chief executive officer), or any other person deemed to be a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award to be granted to such employee may result in taxable income to the employee, or (B) an officer or other person subject to section 16 of the Exchange Act, or (ii) decisions concerning the timing, pricing or number of shares subject to an award granted to such an employee, officer or other person who is, or who in the Committee's judgment is likely to be, a covered employee.

    (b) INDEMNIFICATION. No member of the Board or Committee nor any executive officer to whom the Committee shall delegate any of its power and authority hereunder shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each member of the Board and the Committee and each executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's articles of incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

    3.3 SHARES AVAILABLE. Subject to adjustment as provided in Section 8.7, 1,650,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of Stock which are available under the Plan shall be reduced by the sum of the aggregate number of shares of such Stock then subject to outstanding awards under the Plan. To the extent that an outstanding award expires or terminates unexercised or is cancelled or forfeited, then the shares of Stock subject to such expired, unexercised, cancelled or forfeited portion of such award shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                                   ARTICLE IV
                               STOCK OPTIONS AND
                           STOCK APPRECIATION RIGHTS

    4.1 STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of the Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) exceeds $100,000, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, except that the Committee shall not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 50,000 shares of Stock (as may be adjusted pursuant to Section 8.7).

    4.2 NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Stock purchasable upon exercise of either an Incentive Stock Option or a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is granted; provided further, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries ("Ten Percent Holder"), the purchase price per share of Stock shall be at least 110% of its Fair Market Value.

    4.3 OPTION PERIOD AND EXERCISABILITY. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

    4.4 METHOD OF EXERCISE. An option may be exercised (i) by giving written notice to the Chief Financial Officer of the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or
(E) a combination of (A), (B) and (C), in each case to the extent determined by the Committee at the time the option is granted, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) in the preceding sentence. If payment of the purchase price is to be made pursuant to clause (B) or (C) (or a combination thereof) of the first sentence of this
Section 4.4, any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefor has been paid.

    4.5 STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible employees as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

    SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

    (a) NUMBER OF SARS AND BASE PRICE. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such SAR.

    (b) EXERCISE PERIOD AND EXERCISABILITY. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Stock or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. Prior to the exercise of an SAR for shares of Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such SAR.

    (c) METHOD OF EXERCISE. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

    4.6 TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR and shall be specified in the Agreement relating to such option or SAR.

                                   ARTICLE V
                            RESTRICTED STOCK AWARDS

    5.1 RESTRICTED STOCK AWARDS. The Committee may, in its discretion, grant Restricted Stock Awards to such eligible employees as may be selected by the Committee.

    5.2 TERMS OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

    (a) NUMBER OF SHARES AND OTHER TERMS. The number of shares of Stock subject to a Restricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

    (b) VESTING AND FORFEITURE. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Stock subject to such award (A) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (B) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

    (c) SHARE CERTIFICATES. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 8.6, indicating that the ownership of the shares of Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company's right to require payment of any taxes in accordance with Section 8.5, a certificate or certificates evidencing ownership of the requisite number of shares of Stock shall be delivered to the holder of such award.

    (d) RIGHTS WITH RESPECT TO RESTRICTED STOCK AWARDS. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Stock; provided, however, that a distribution with respect to shares of Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made.

    (e) AWARDS TO CERTAIN EXECUTIVE OFFICERS. Notwithstanding any other provision of this Article V, and only to the extent necessary to ensure the deductibility of the award to the Company, the number of shares of Stock subject to a Restricted Stock Award granted to a "covered employee" within the meaning of section 162(m) of the Code shall not exceed 50,000 shares.

    5.3 TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such Restricted Stock Award and shall be specified in the Agreement relating to such Restricted Stock Award.

                                   ARTICLE VI
                               PERFORMANCE AWARDS

    6.1 PERFORMANCE AWARDS. The Committee may, in its discretion, grant Performance Awards to such eligible employees as may be selected by the Committee.

    6.2 TERMS OF PERFORMANCE AWARDS. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

    (a) AMOUNT OF PERFORMANCE AWARD, PERFORMANCE MEASURES AND PERFORMANCE PERIOD. The amount of a Performance Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee; provided, however that the maximum amount that may be paid to any individual under a Performance Award for any Performance Period shall not exceed 50,000 shares of Stock, or the Fair Market Value thereof if paid in cash.

    (b) VESTING AND FORFEITURE. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

    (c) SETTLEMENT OF VESTED PERFORMANCE AWARDS. The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. Prior to the settlement of a Performance Award in shares of Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such award.

    6.3 TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any cancellation or forfeiture of such Performance Award upon a termination of employment with the Company of the holder of such Performance Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such Performance Award and shall be specified in the Agreement relating to such Performance Award.

                                  ARTICLE VII
                         DEFERRED COMPENSATION ACCOUNTS
                            AND COMPANY MATCH AWARDS

    7.1 COMPANY MATCH AWARDS. The Committee may, in its discretion, make Company Match awards available to such eligible employees as may be selected by the Committee.

    7.2 TERMS OF COMPANY MATCH AWARDS. Company Match awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan as the Committee shall deem advisable.

    (a) ANNUAL BONUS DEFERRAL. There shall be deducted from each check in full or partial payment of an employee's annual bonus for a Bonus Year, an amount equivalent to the percentage of the gross bonus payment that the employee has elected to defer, which amount will be credited as of the date on which the check is issued to the employee's Deferred Compensation Account. Amounts so credited to the employee's Deferred Compensation Account (as adjusted for deemed investment returns) shall be 100% vested at all times.

    (b) COMPANY MATCH. As of each date on which amounts are credited to an employee's Deferred Compensation Account pursuant to paragraph (a), there shall also be credited to the Deferred Compensation Account a Company Match amount equal to the sum of (i) 25% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is not in excess of one-half of the employee's total gross bonus for the Bonus Year and (ii) 33 1/3% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is in excess of one-half of the employee's total gross bonus for the Bonus Year. One-third of the Company Match amount so credited to the employee's Deferred Compensation Account pursuant to this paragraph (b) (as adjusted for deemed investment returns hereunder) shall become vested on each of the first three anniversaries of the end of the Bonus Year, provided that the employee is an employee of the Company (or an Affiliate) on such date and the amount credited to the Deferred Compensation Account pursuant to paragraph (a) has not been withdrawn or distributed before such date.

    (c) DEEMED INVESTMENT OF DEFERRED COMPENSATION ACCOUNT. Amounts credited to an employee's Deferred Compensation Account pursuant to paragraphs (a) and
(b) above shall be deemed to be invested in whole and fractional shares of Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account.

    (d) PAYMENT OF DEFERRED COMPENSATION. On the earlier of the date specified by the employee or the date the employee terminates his/her employment for whatever reason, the Company shall compute the "Distributable Balance" in the Deferred Compensation Account on such date. This Distributable Balance shall include (i) all bonus deferrals made through the current month and (ii) if the employee's employment has terminated for retirement, disability or death, all Company Match amounts credited to the Deferred Compensation Account, or, if the employee's employment has not terminated or has terminated for any other reason, the vested Company Match amounts credited to the Deferred Compensation Account. In the event that the employee becomes disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long term disability payments provided by the Company's insurance carrier (thus, the Distributable Balance shall be computed as of the preceding month). Payment of deferred compensation under these events will be in accordance with the employee's payment method and distribution date elections. For purposes of this paragraph (d), "disability" shall mean a total physical disability which, in the Company's judgment, prevents the employee from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and "retirement" shall mean retirement as defined in the United States Cellular Corporation Pension Plan. All payments of deferred compensation hereunder will be made in whole shares of Stock and cash equal to the Fair Market Value of any fractional share. If the employee dies before the entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the employee's Designated Beneficiary.

    (e) HARDSHIP WITHDRAWALS. In the event of an unforeseeable emergency, the employee may make withdrawals from the vested amounts in the Deferred Compensation Account in an amount equal to that which is reasonably necessary to satisfy the emergency. An unforeseeable emergency means a severe financial hardship to the employee resulting from a sudden and unexpected illness or accident of the employee or of a dependent (as defined in section 152(a) of the Code) of the employee, loss of the employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee. The circumstances that will constitute an emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under this Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the employee's child to college or the desire to purchase a home.

    (f) DESIGNATION OF BENEFICIARIES. The employee may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The employee may change or revoke any such designation by executing and filing with the Company during his/her lifetime a new beneficiary designation. If the employee is married and names someone other than his/her spouse (e.g., child) as beneficiary, the spouse must consent by signing the designated area of the beneficiary designation form in the presence of a Notary Public. If any Designated Beneficiary predeceases the employee, or if any corporation, partnership, trust or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent, is adjudicated bankrupt prior to the date of the employee's death, or if the employee fails to designate a beneficiary, then the following persons in the order set forth below shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive:

         i) Employee's spouse, if living; otherwise

         ii) Employee's then living descendants, per stirpes; and otherwise;

        iii) Employee's estate

                                  ARTICLE VIII
                                    GENERAL

    8.1 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective as of November 9, 1994 and shall terminate ten years thereafter unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. Grants of awards hereunder may be made at any time on or after the effective date and prior to the termination of the Plan. The Program shall be submitted to the stockholders of the Company for approval, and in the event that the Program is not approved by such stockholders, any awards granted under the Program shall be void.

    8.2 AMENDMENTS. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, including section 162(m) of the Code; provided, however, that, except as provided in Section 8.7, no amendment shall be made without stockholder approval if such amendment (a) would increase the maximum number of shares of Stock available for issuance under the Plan or (b) would reduce the minimum purchase price in the case of an option; provided further that no amendment shall extend the term of the Plan or shall effect any change inconsistent with section 422 of the Code with respect to any Incentive Stock Option which shall have been, or may be, granted under the Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

    8.3 AWARD. Each award granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of the award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

    8.4 TRANSFERABILITY OF AWARDS. No Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution or pursuant to a beneficiary designation effective on the optionee's death. No other award shall be transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a beneficiary designation effective on the optionee's death, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and
(ii) the Agreement
evidencing the grant of such award, by gift to a Permitted Transferee. Each option and each SAR may be exercised during the optionee's or holder's lifetime only by the optionee or holder (or the optionee's or holder's legal representative) or, if applicable, by a Permitted Transferee. Except as permitted by the preceding sentences, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award such award and all rights thereunder shall immediately become null and void.

    8.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Stock, payment by the holder of the award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the award. As determined by the Committee at the time of the grant of an award, an Agreement may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date, (D) a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses
(B)-(E). An Agreement may provide for shares of Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

    8.6 RESTRICTIONS ON SHARES. Each award granted hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    8.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Restricted Stock Award, and the terms of each outstanding Performance Award and the number and class of securities deemed to be held in each Deferred Compensation Account shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

    8.8  CHANGE IN CONTROL.

        (a)(1)Notwithstanding any provision in the Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, (i) causing all outstanding options and SARs to immediately become exercisable in full, (ii) causing the Restriction Period applicable to any outstanding Restricted Stock Award to lapse, (iii) causing the Performance Period applicable to any outstanding Performance Award to lapse, (iv) causing the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Award to be deemed to be satisfied at the minimum, target or maximum level, (v) causing the amount in a Deferred Compensation Account attributable to a Company Match to vest, or
    (vi) electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be canceled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

           (A) in the case of an option, the number of shares of Stock then subject to such option, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the purchase price per share of Stock subject to the option, and

           (B) in the case of a Free-Standing SAR, the number of shares of Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or
       (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the base price of the SAR, and

           (C) in the case of a Restricted Stock Award, the number of shares of Stock then subject to such award, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, and

           (D) in the case of a Performance Award, the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the maximum level, and

           (E) in the case of a Deferred Compensation Account, the number of shares of Stock then deemed to be in the Account, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or
       (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

        (2) In the event of a Change in Control pursuant to Section (b)(3) or
    (4) below in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but shall not be required to, substitute for each share of Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price or base price.

    (b) For purposes of the Plan, "Change in Control" shall mean:

        (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
    (3) of this Section 7.8(b), or (v) any acquisition by the following persons:
    (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust, (all such persons, collectively, the "Exempted Persons");

        (2) individuals who, as of November 9, 1994, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to November 9, 1994, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction,
    (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

    8.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in the Plan. Neither the Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

    8.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Stock of the Company which are subject to an award granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

    8.11 GOVERNING LAW. The Plan, each award granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

    8.12 SEVERABILITY. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

PROXY                                                                      PROXY

                 PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
      THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                       UNITED STATES CELLULAR CORPORATION
                           TO BE HELD ON MAY 13, 1998

The undersigned hereby appoints LeRoy T. Carlson, Jr., and H. Donald Nelson, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1998 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Wednesday, May 13, 1998, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN
                  PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

    IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED "FOR" THE NOMINEES IN
                  PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                          FOLD AND DETACH HERE


               Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Harris Trust and Savings Bank.

                     UNITED STATES CELLULAR CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    / /

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

                                    For            Withhold                               For    Against    Abstain


1. ELECTION OF CLASS II DIRECTOR    / /              / /         2. 1998 LONG-TERM        / /      / /        / /
   (NOMINEE: P. DENUIT)                                             INCENTIVE PROGRAM


   ELECTION OF CLASS III DIRECTOR   / /              / /         3. RATIFY ACCOUNTANTS    / /      / /        / /
   (NOMINEE: J. S. CROWLEY)                                         FOR 1998


                                                                 4. In accordance with their discretion, to vote
                                                                    upon all other matters that may properly come
                                                                    before said Annual Meeting and any adjournment
                                                                    thereof, including matters incidental to the
                                                                    conduct of the meeting.


                                                                           Dated:                            , 1998
                                                                                 ----------------------------

                                                                           Please Sign Here
                                                                                           ------------------------

                                                                                           ------------------------
                                                                           NOTE: Please date this proxy and sign it
                                                                           exactly as your name or names appear.
                                                                           All joint owners of shares should sign.
                                                                           State full title when signing as executor,
                                                                           administrator, trustee, guardian, etc.
                                                                           Please return signed proxy in the enclosed
                                                                           envelope.


                           FOLD AND DETACH HERE


              Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Harris Trust and Savings Bank.